EX-99.23(p)(96)

                                 CODE OF ETHICS

                          EAGLE ASSET MANAGEMENT, INC.
                          EAGLE FUND DISTRIBUTORS, INC.
                            EAGLE FUND SERVICES, INC.
                               EAGLE MUTUAL FUNDS
                                November 18, 2008

I.   STATEMENT OF GENERAL POLICY

This Code of Ethics (the "Code") has been adopted by Eagle Asset Management, Inc. ("EAM"), Eagle Fund Distributors, Inc. ("EFD"), Eagle Fund Services, Inc. ("EFS") and those registered investment companies advised by EAM, Eagle Mutual Funds (the "Funds"), in order to establish rules of conduct for persons who are associated with EAM, EFD, EFS (collectively "Eagle") and the Funds and in order to comply with Rule 17j-1 under the Investment Company Act of 1940, as amended, and Rule 204A-1 of the Investment Advisers Act of 1940 (the "Advisers Act"). All Appendices referred to herein are attached. Defined terms are described in
Section II below.

This Code applies to all Eagle Employees, Eagle Access Persons, certain members of their Immediate Family, and Fund Independent Trustees. Specific restrictions under this Code are based on the extent to which a person has access to investment-related data or has the ability to influence investment decisions. Somewhat stricter restrictions on certain activities and/or transactions apply to Eagle Access Persons due to their more direct involvement and greater influence on portfolio trading activities of Advisory Clients. It is the responsibility of each person subject to this Code to read and understand which sections apply to you.

Eagle Employees and Eagle Access Persons must not take inappropriate advantage of their position and must comply with applicable federal securities laws. In addition, EAM Employees have a fiduciary duty to place the interests and investment opportunities of Advisory Clients, including the Funds, ahead of their own interests and to avoid activities, conflicts of interest and relationships that might interfere with making decisions in the best interests of Advisory Clients and/or the Funds. Any doubtful situation should be resolved in favor of Advisory Clients and/or the Funds. Fund Independent Trustees owe a fiduciary duty to the Funds and to Fund shareholders when conducting personal investment transactions. Violations can subject Eagle Employees and Eagle Access Persons to specific disciplinary action including termination, monetary penalties, criminal penalties and/or civil penalties, as outlined in this Code.

Please remember that EAM Employees and Eagle Access Persons also are subject to the Code of Ethics of Raymond James Financial, Inc. ("RJF"). Should any portion of this Code conflict with the RJF Code of Ethics, the more restrictive policy shall apply. Because no code of ethics, set of rules or procedures can address all problems or issues that can arise, Eagle Employees and Eagle Access Persons are encouraged to address particular circumstances that are unclear with the CCO. Fund Independent Trustees should consult with their independent legal counsel with regard to any questions concerning their responsibilities under the Code.

II.  DEFINITIONS

     A. "Advisory Client" means each of the Funds and any other client to whom EAM provides investment advice.

     B. "Automatic Investment Plan" means a program in which regular periodic purchases (or withdrawals) are made automatically in (or from) investment accounts in accordance with a predetermined schedule and allocation, including but not limited to contributions to a 401(k) plan, bonus deferral into a 401(k) plan, 403(b) plan, 529 plan, College Savings Plan and/or a dividend reinvestment plan.

     C. "Beneficial Interest" means the opportunity to share, directly or indirectly, in any profit or loss on a transaction in Securities, including, but not limited to, all joint accounts, partnerships, and trusts.

     D. "Chief Compliance Officer" or "CCO" means the so-designated individual at EAM, EFD and/or the Funds (or that person's designee) as set forth in Appendix 2, as amended from time to time.

     E. "Dual Employee" means any person who is employed by EAM, EFD and/or EFS and another affiliated company that has adopted its own Code of Ethics subject to Rule 204A-1 and/or 17j-1.

     F. "Eagle Access Person" means: (1) any director, officer or Investment Personnel of EAM, EFD or EFS; (2) any Eagle Employee who, in connection with his regular function or duties, makes, participates in or obtains information regarding the purchase or sale of Securities by an Advisory Client, or whose functions relate to the making of any recommendations with respect to purchases or sales; and (3) any natural person in a control relationship to the Funds or EAM who obtains information concerning recommendations made to the Fund with regard to the purchase and sale of securities by the Funds.

     G. "Eagle Employees" means every Eagle Access Person and every permanent employee of Eagle, including employees who serve as Fund officers, trustees or directors working in any EAM, EFD or EFS business unit (including sales staff or other personnel performing duties for EAM, even if employed by another entity such as Raymond James & Associates, Inc.). Also, includes contract employees.

          A. Certain of the policies, procedures, and restrictions referred to in this Code also apply to Immediate Family residing within the employee's household. The Code also applies to any other account over which the Eagle Employee is deemed to have BENEFICIAL OWNERSHIP. This includes accounts of any immediate family members sharing the same household as the employee; accounts in which the employee otherwise has a financial interest that allows the employee directly or indirectly to profit or share in any profit; a legal vehicle of which the employee is the controlling equity holder; and an entity in which the employee has an equity interest, provided the employee also has or shares investment control over the securities held by such entity; and any account over which the employee may otherwise be deemed to have control.

     H. "Equivalent Security" means any Security issued by the same entity as the issuer of a security, including options, rights, warrants, preferred stock, restricted stock, bonds, and other obligations of that issuer.

     I.   "EAM" means Eagle Asset Management, Inc. and its subsidiary(ies).

     J. "EAM Employees" means every permanent employee of EAM, including employees who serve as Fund officers, trustees or directors working in any EAM business unit (including sales staff or other personnel performing duties for EAM, even if employed by another entity such as Raymond James & Associates, Inc.).

     K. "Eagle Fund" or "Funds" means the Eagle investment companies listed in Appendix 1 as amended from time to time.

     L. "Immediate Family" means any of the following persons who reside in the same household as an Employee: child grandparent son-in-law stepchild spouse daughter-in-law grandchild sibling brother-in-law parent mother-in-law sister-in-law stepparent father-in-law adoptive relationships M. "Independent Fund Trustee" means the trustees of the Eagle Funds who are NOT "interested persons" of the Eagle Funds as that term is defined in the Investment Company Act of 1940, as amended.

     N. "Initial Public Offering" ("IPO") is an offering of securities registered under the Securities Act of 1933 by an issuer which immediately before the registration of such securities was not subject to the reporting requirements of Sections 13 or 15(d) of the Securities Exchange Act of 1934.

     O. "Interested Fund Trustee" means the trustees of the Eagle Funds who are "interested persons" of the Eagle Funds as that term is defined in the Investment Company Act of 1940, as amended.

     P. "Investment Account" means the following Securities accounts: any personal account of a Eagle Employee or Eagle Access Person; any joint or tenant-in-common account in which the Eagle Employee or Eagle Access Person has a Beneficial Interest or is a participant; any account for which the Eagle Employee or Eagle Access Person acts as trustee, executor, or custodian; any account of an Immediate Family member of a Eagle Employee or Eagle Access Person; and any account in which an Access Person has a direct or indirect Beneficial Interest (other than such accounts over which the Eagle Access Person has no investment discretion and cannot otherwise exercise control).

     Q. "Investment Personnel" means any supervised person of EAM who: (1) has access to nonpublic information regarding any Advisory Client's purchase or sale of securities, or nonpublic information regarding the portfolio holdings of any Eagle Fund; or (2) is involved in making securities recommendations to Advisory Clients, or who has access to such recommendations that are nonpublic. "Investment Personnel" also includes those natural persons employed by EAM who are entrusted with the direct responsibility and authority to make investment decisions affecting any Advisory Client or the Funds.

     R. "Limited Offering" means a limited offering exempt from registration pursuant to Rules 504, 505 or 506 or under Section 4(2) or 4(6) of the Securities Act of 1933.

     S. "Material Investigation" means an investigation that leads to the imposition of a significant remedial action for a violation of the Code.

     T. "Pre-Clearance Officer" means the so-designated individual at EAM (or that person's designee) as set forth in Appendix 2 as amended from time to time.

     U. "Security" includes stock, restricted stock, private placement securities, notes, bonds, exchange traded fund ("ETF") (including unit investment trust exchange traded funds ("UIT-ETF")), debentures, and other evidences of indebtedness (including loan participations and assignments), limited partnership interests, registered investment companies, investment contracts, and all derivative instruments, such as options and warrants.

     V.   "Securities Transaction" means a purchase or sale of Securities.

III. ANTI-FRAUD LEGAL REQUIREMENTS

     All persons subject to this Code, including Eagle Employees and Eagle Access persons, are subject to the general anti-fraud prohibitions under
     Section 17(j) of the 1940 Act. Accordingly, it is unlawful for such persons in connection with the purchase or sale, directly or indirectly, by the person of a Security held or to be acquired by the Fund to:

          A.   Employ any device, scheme or artifice to defraud a Fund,

          B. Make any untrue statement of a material fact to a Fund or omit to state a material fact necessary in order to make the statements made to a Fund, in light of the circumstances under which they are made, not misleading;

          C. Engage in any act, practice, or course of business that operates or would operate as a fraud or deceit upon any Fund; or

          D.   Engage in any manipulative practice with respect to a Fund.

     In addition, pursuant to Section 206 of the Advisers Act, it is unlawful for EAM and EAM Employees directly or indirectly to:

          A. Employ any device, scheme or artifice to defraud any Advisory Client or prospective client;

          B. Engage in any transaction, practice or course of business which operates as a fraud or deceit upon any Advisory Client or prospective client; or

          C. Engage in any act, practice or course of business which is fraudulent, deceptive or manipulative.

     In addition, Section 204A of the Advisers Act requires EAM to establish written policies and procedures reasonably designed to prevent the misuse in violation of the Advisers Act or Securities Exchange Act of 1934 or rules or regulations thereunder of material, non-public information by EAM or any person associated with EAM. Pursuant to Rule 204A, the Commission has adopted Rule 204A-1 which requires EAM to maintain and enforce a written code of ethics.

IV.  PROHIBITED ACTS

     The specific provisions and reporting requirements of this Code are concerned with certain investment activities of all Eagle Employees and Eagle Access Persons, each of whom may benefit by, or interfere with, the purchase and sale of securities, by an Advisory Client. Thus, it would be a violation of this Code for any Eagle Employee or Eagle Access Person to perform any act that is in violation of the rules as set forth in this section and the underlying intent and spirit of the Code.

     In addition, the following activities constitute prohibited acts:

     A.   ALL EAGLE EMPLOYEES:

          1. DISCLOSURE OF CONFIDENTIAL INFORMATION. A Eagle Employee is prohibited from revealing non-public information relating to the investment intentions, activities or portfolios of an Advisory Client except to (1) persons whose responsibilities require knowledge of the information, (2) regulatory authorities who have appropriate jurisdiction with respect to such matters, or (3) third parties who utilize such information for ratings or performance analysis or who provide services pursuant to a written contract. Further detail regarding disclosure may be found in the Compliance Manual under the section "Funds Portfolio Disclosure Policy".

          2. RECEIVING OR OFFERING OF GIFTS. Eagle Employees are prohibited from soliciting, accepting or giving of gifts or gratuities, except for gifts of a nominal value (i.e., gifts whose reasonable value is no more than $100 a year), customary business lunches, dinners, entertainment (e.g., sporting events) and promotional items (e.g., pens, mugs, T-shirts) in situations where the Eagle Employee, because of his or her position with Eagle, may be offered gifts or may wish to give gifts to unaffiliated persons or entities that do business with EAM, EFD and/or EFS. If a Eagle Employee receives any gift that might be prohibited under this Code, the Eagle Employee must promptly inform the CCO.

          3. TAKING ADVANTAGE OF ADVISORY CLIENT OR FUND OPPORTUNITIES. Eagle Employees are prohibited from taking personal advantage of any opportunity properly belonging to Advisory Clients. This includes, but is not limited to, acquiring Securities for one's own account that would otherwise be acquired for an Advisory Client.

          4. USING POSITION OR INFLUENCE FOR PERSONAL BENEFIT AT EXPENSE OF CLIENTS. Eagle Employees are prohibited from causing or attempting to cause an Advisory Client to purchase, sell or hold any Security in a manner calculated to create any personal benefit to the Eagle Employee.

               a. If a Eagle Employee or an Immediate Family member stands to materially benefit from an investment decision for an Advisory Client that the Eagle Employee is recommending or participating in, the Eagle Employee must disclose that interest to persons with authority to make investment decisions or to the CCO. Based on the information given, a decision will be made as to whether to restrict the Eagle Employee's participation in causing the Advisory Client to purchase or sell a Security in which the Eagle Employee has an interest.

               b. Eagle Employees must disclose to the CCO, any Beneficial Interest that the Eagle Employee or Immediate Family member has in that Security or an Equivalent Security, or in the issuer thereof, where the decision could create a material benefit to the Eagle Employee or Immediate Family Member or the appearance of impropriety. The person to whom the Eagle Employee reports the interest, in consultation with the CCO, must determine whether the Eagle Employee will be restricted in making investment decisions.

          5. PERSONAL SECURITY TRANSACTIONS. The following transactions are prohibited:

                    a. No Eagle Employee shall conduct a transaction while in possession of "inside" material nonpublic information regarding the Security or the issuer of the Security;

                    b. No Eagle Employee shall trade in any Security that is placed on an Eagle restricted list which shall be maintained and attached as Appendix 3;

                    c. No Eagle Employee shall enter into a transaction intended to raise, lower, or maintain the price of any Security or to create a false appearance of active trading; and

                    d. No Eagle Employee shall purchase or sell a Security (other than shares of a registered open-end investment company) on any day during which that Eagle Employee has knowledge that an Advisory Client has a pending "buy" or "sell" order in the same Security (or an Equivalent Security) until that order is executed or withdrawn, unless the Eagle Employee provides an explanation of why the trade is necessary and provision is made for the Advisory Client trade to take precedence (in terms of price) over the Eagle Employee. Prior to approving a trade, the Pre-Clearance Officer must determine whether there is an open order for the Security by a Fund. This is also known as the "blackout period".

                    e. No Eagle Employee shall conduct any other transaction deemed by the CCO or his designee to involve a conflict of interest, possible diversion of corporate opportunity, or an appearance of impropriety.

                    f. No Eagle Employee may engage in activities that would be considered "market timing" and in violation of Rule 22c-1 of the Investment Act of 1940.

                    g. No Eagle Employee may participate in an Initial Public Offering or Limited Offering.

          6. OUTSIDE BUSINESS ACTIVITIES. Outside business activities by Eagle Employees must be disclosed to the CCO or his designee. These include, but are not limited to, being appointed an officer or director of a public or private company (see Section IV.B.2), any activity where compensation is received, or the making of a private investment. Written approval will be required to satisfy certain regulatory requirements.

          7. HEDGE FUNDS, INVESTMENT PARTNERSHIPS, INVESTMENT CLUBS. No Eagle Employee shall participate in an investment partnership without first being approved by the CCO or his designee. If approval is granted, the Eagle Employee must arrange to have periodic statements sent to the CCO or his designee.

     B.   EAGLE ACCESS PERSONS:

          In addition to prohibited acts listed in (1) above, all Eagle Access Persons are subject to the further limitations below.

          1. BLACK OUT PERIOD. No Eagle Access Person shall purchase a Security within 60 calendar days of the sale of that Security (or an Equivalent Security by a Fund) or sell a Security within 60 calendar days of the purchase of the Security (or an Equivalent Security by a Fund) if the transaction would result in a profit. If a Eagle Access Person violates this provision, then the Eagle Access Person must sell the position and must forfeit all profits on the transaction to a charitable organization designated by EAM and/or EFD. (Does not apply to transactions involving RJF stock)

          a. This restriction shall not apply to purchases and sales or sales and purchases of:

               (1). shares of money market funds,

               (2). shares  of  mutual  funds  acquired   through  an  automatic
                    investment or withdrawal program, or

               (3). stock obtained through an employee stock purchase plan.

     C.   INVESTMENT PERSONNEL:

          RESTRICTED SECURITIES TRANSACTIONS. In addition to the provisions applicable to all Eagle Employees and Eagle Access Persons listed above, no Investment Personnel may buy or sell a Security in an investment account (or any account in which they hold a beneficial interest) within seven calendar days of a purchase or sale of the same Security (or an Equivalent Security) by any Advisory Client managed by the Investment Personnel. For example, if an Advisory Client trades a Security on day one, day eight (or the next trading day, whichever is later) is the first day its Investment Personnel may trade that Security for an account in which he or she has a beneficial interest. This provision does not apply to mutual fund Advisory Client accounts in which the Investment Personnel is a shareholder.

          CONTRARY TRADES. Investment Personnel who trade contrary to his Advisory Client account activity in a security within seven calendar days before or after the conclusion of EAM's activity must submit a memo to EAM's CCO or his designee explaining the decision to buy/sell contrary to Eagle activity.

          IPO ALLOCATION POLICY. All Investment Personnel must comply with the Statement of General Policy Regarding IPO Allocations which is attached as (Appendix 9) to this Code. In general, the policy prohibits improper actions taken in order to obtain greater access to Initial Public Offerings. Investment Personnel should not purchase or commit to purchase from certain brokers additional shares of an IPO in the immediate after-market trading in order to obtain larger IPO allocations. Investment Personnel should not engage in excessive trading or increase portfolio turnover in order to obtain larger IPO allocations by generating more commission business for brokers that provide access to IPOs.

     D.   INDEPENDENT FUND TRUSTEES:

          REPORTING. Independent Fund Trustees need only report trades pursuant to the reporting requirements listed below in the Code.

V.   PRE-CLEARANCE REQUIREMENTS

     Pre-clearance is required for Securities Transactions based on your status relative to access to investment data or ability to influence investment decisions. These categories are described below.

     A.   PRE-CLEARANCE REQUIREMENTS

          Transactions described in this section require approval by the Pre-Clearance Officer prior to being placed.

          1. ALL EAGLE EMPLOYEES (INCLUDING IMMEDIATE FAMILY) - EAGLE MUTUAL FUND TRANSACTIONS -

          Each Eagle  Employee,  including any Immediate  Family member if Eagle
          Employee  has  discretion   over  the  account,   must  pre-clear  any
          transaction involving a Eagle Fund including:

          a.   Initial  purchases,  redemptions and exchanges  involving a Eagle
               Fund.

          b. The initial set up of an Automatic Investment Plan, including any allocation methodology involving a Eagle Fund.

          c. Any changes to the allocation methodology among Eagle Funds within an Automatic Investment Plan (e.g. changing the allocation percentages within a 401(k) plan account).

          d. Any hardship withdrawals from an Automatic Investment Plan involving a Eagle Fund.

          2. ALL EAGLE ACCESS PERSONS AND INVESTMENT PERSONNEL (INCLUDING IMMEDIATE FAMILY) - TRANSACTIONS IN SECURITIES - In addition to pre-clearance for trades listed in 1. above, all Eagle Access Persons and Investment Personnel, including any Immediate Family member if the Eagle Access Person or Investment Personnel has discretion over the account, must pre-clear trades in all Securities unless specifically exempted by this Code.

     B. EXEMPTIONS FROM PRE-CLEARANCE REQUIREMENTS The following transactions are NOT subject to pre-clearance:

          1. After the initial pre-clearance, subsequent pre-clearance of a Eagle Fund is not required if such transaction is a part of a Automatic Investment Plan, automatic rebalancing or redemption plan (i.e. systematic withdrawal). Any increase or decrease in the total amount of the Automatic Investment Plan or systematic withdrawal does not have to be pre-cleared.

          2.   A loan against any 401(k) or other qualified plan.

          3. Transactions involving open-end mutual funds that are not advised by EAM.

          4.   Any purchase or redemption of a money market mutual fund.

          5. Securities transactions in which the Eagle Employee does not know of the transaction before it is completed (such as discretionary trades made by a fiduciary in which the Eagle Employee is not consulted or advised of the trade before it is executed).

          6. Any acquisition of Securities through stock dividends, dividend reinvestments, stock splits, mergers, consolidations, spin-offs, or other similar corporate reorganizations or distributions generally applicable to all holders of the same class of Securities.

          7. Tenders of securities pursuant to tender offers which are expressly conditioned on the tender offer's acquisition of all the securities of the same class.

          8. Any acquisition of Securities through the exercise of rights issued by an issuer PRO RATA to all holders of a class of its Securities, to the extent the rights were acquired in the issue.

          9.   Any transaction involving:

               a.   bankers' acceptances;

               b.   bank certificates of deposit;

               c.   commercial paper;

               d.   high   quality   short-term   debt   (including   repurchase
                    agreements);

               e. commodity futures (including currency futures) and options thereon;

               f. interests in Securities comprising part of a broad-based, publicly traded market basket or index of stocks, approved for trading by the appropriate federal authority (for example, options on the S&P 500 Index);

               g. Securities directly issued by the U.S. Government; h. Raymond James Financial, Inc. ("RJF") stock;

               i. transactions in units of a unit investment trust if the unit investment trust is invested exclusively in unaffiliated mutual funds; securities which are not eligible for purchase or sale by an investment company or other investment advisory clients; but not including UIT-ETFs, and

               j. other Securities as may from time to time be designated in writing by the Code of Ethics Review Committee on the ground that the risk of abuse is minimal or non-existent.

     C.   PRE-CLEARANCE PROCEDURES

          Prior to entering an order for a Securities Transaction, a Eagle Employee must follow the following procedures:

          1. A trade preclearance request will be submitted via a preclearance request form (see Appendix 5) or via an email to the designated compliance officer at EAGLE- COMPLIANCE e-mail address. Decisions will be logged and initialed by the Pre-Clearance Officer, or designee, in the preclearance log book. The Pre-Clearance Officer will respond via email or phone to the person making the request with the approval or denial. Eagle Employees can not enter a trade order until approval is granted.

          2. No order for a Securities Transaction for which pre-clearance authorization is sought may be placed prior to receipt of written authorization by the Pre-Clearance Officer. The date of any authorization must be reflected on the Trade Authorization Request Form. The Pre-Clearance Officer will send one copy of the completed form to the person seeking authorization and retain a copy in the Compliance Department.

          3. Failure to comply with these pre-clearance provisions will subject the Eagle Employee to disciplinary action as outlined in the Code.

          4. In some cases, the Pre-Clearance Officer may refuse to authorize a Securities Transaction for a reason that is confidential. The Pre-Clearance Officer generally will not give an explanation for refusing to authorize a Securities Transaction.

     D. LENGTH OF TRADE AUTHORIZATION APPROVAL

          1. Authorizations provided by the Pre-Clearance Officer for personal trades of all Security Transactions authorizations are effective, for 24 hours unless earlier revoked.

          2.   If a trade order is not placed within the  applicable  period,  a
               new   authorization   must  be  obtained  before  the  Securities
               Transaction is placed.

          3. If a trade order has been placed but has not been executed within the applicable effective period after authorization is granted (such as in the case of a limit order), a new request must be submitted. Limit orders must be for 1 day only.

VI.  REPORTING REQUIREMENTS FOR EAGLE ACCESS PERSONS

     A.   EAGLE ACCESS PERSONS (INCLUDING IMMEDIATE FAMILY MEMBERS)

          All Eagle Access Persons, including their Immediate Family members, are required to provide certain periodic information the CCO or his designee regarding their trading activity and holdings. Certain transactions that are exempt from the reporting requirements are listed below. Failure to provide the required data in a timely fashion will subject the Eagle Access Person to disciplinary action as outlined in the Code.

          1. INITIAL HOLDINGS REPORT. Any person who becomes a Eagle Access Person must submit, within 10 days of becoming an Eagle Access Person, an Initial Holdings Report (see Appendix 6) listing all of the Securities held in an Investment Account. The information in the Initial Holdings Report must be current as of a date no more than 30 days prior to the date the person becomes an Eagle Access Person. The Report will be sent by (and should be returned to) the Pre-Clearance Officer.

          2. QUARTERLY TRANSACTION REPORTS / DUPLICATE CONFIRMATIONS AND STATEMENTS. Every Eagle Access Person who establishes an Investment Account during the quarter must complete the required section pertaining to new accounts in the Quarterly Transaction Report. This Report must be submitted to the Eagle Compliance Department within 15 business days after the completion of each calendar quarter unless the Annual Holdings Report is also being completed during that quarter. In accordance with Raymond James Financial, Inc. corporate policy, all Eagle Employee brokerage accounts must be maintained with a Raymond James affiliated broker-dealer. All Eagle Access Persons opening or maintaining a brokerage account outside of Raymond James must receive written permission from the Raymond James Compliance Department and submit the written permission to the CCO.

          Every Eagle Access Person must arrange for the Eagle Compliance Department to receive directly from the broker, dealer, mutual fund company, or bank in question, duplicate copies of each confirmation and periodic statement for any Securities Transaction during the quarter for which that Eagle Access Person is required to obtain pre-clearance. All copies must be received no later than 15 business days after the end of the calendar quarter, or submit a Quarterly Transaction Report within 15 business days after the completion of each calendar quarter. Each confirmation or statement must disclose the following information:

          a.   the date of the transaction;

          b. description of the Security (including the title, exchange ticker symbol or CUSIP, interest rate and maturity date, as applicable;

          c.   the number of shares and principal amount;

          d.   the nature of the transaction (e.g., purchase, sale);

          e.   the price of the Security; and

          f. the name of the broker, dealer, bank, or mutual fund through which the trade was effected.

          3. ANNUAL HOLDINGS

          REPORT. Each Eagle Access Person must submit an Annual Holdings Report (see Appendix 4) listing all Securities in an Investment Account. The information in the Annual Holdings Report must be current as of a date no more than 30 days prior to the date the report is submitted. The completed report should be submitted to the CCO or his designee within 30 days of the request from the CCO or his designee.

     B.   REPORTING FOR INDEPENDENT FUND TRUSTEES

          Independent Fund Trustees (and their Immediate Families) need only report a Security Transaction if, at the time of the transaction, such person knew or, in the ordinary course of fulfilling his or her official duties as a Trustee, should have known that, during the 15-day period immediately preceding or after the date of the transaction, such Security had been or was going to be purchased or sold by a Eagle Fund or EAM or that a purchase or sale of such Security had been or was going to be considered by a Eagle Fund or EAM. Additionally, the Independent Fund Trustees shall complete an annual report regarding their current positions in each of the Funds and any other restricted securities as set forth on the restricted list.

     C.   REPORTING FOR DUAL EMPLOYEES

          Dual Employees (and their Immediate Families) need only report their Security Transactions to the CCO (or their designee) at the entity that is responsible for their primary employment. Such CCO (or their designee) will then report the information to the other entities for which the Dual Employee is affiliated. In the event that the Codes of the affiliated entities are different, the Dual Employee is bound by the most restrictive Code.

     D.   NON-EMPLOYEE DIRECTORS OF EAGLE (TOM JAMES)

          Non-employee directors of Eagle are not subject to the restrictions and preclearance requirements of the Code, provided they have no knowledge of pending or current Eagle program trading activity in the securities they are trading. Such directors must provide an annual certification that with respect to all security transactions during the preceding year, the director was not aware of any Eagle program activity relating to the security in question when the transaction was effected.

     E.   EXEMPTIONS, DISCLAIMERS AND AVAILABILITY OF REPORTS

          1. AVAILABILITY OF REPORTS. All information supplied pursuant to this Code will be kept in the strictest of confidence unless disclosed for legal, regulatory or business reasons as described in this section. The information may be available for inspection by the Trustees of the Eagle Funds, the President of EAM, President of EFD, the President of EFS the Code of Ethics Review Committee, the applicable CCO, the Pre-Clearance Officer, the Eagle Employee's department manager (or designee), any party to which any investigation is referred by any of the foregoing, the Securities and Exchange Commission, any self-regulatory organization of which EAM and/or EFD is a member, and any state securities commission with appropriate jurisdiction.

          2. RETENTION OF RECORDS. All reports or information supplied will be retained according to the retention policies of the Funds, EAM, EFD, EFS and RJA , unless otherwise noted.

VII. REPORTING OF VIOLATIONS

     All Eagle Employees are required to report any violation of the Code of Ethics promptly to the CCO. The CCO will periodically report to the Code of Ethics Review Committee to discuss any violations and any corresponding waivers. Additionally, the CCO shall report to the EAM, EFD and/or EFS President and the Eagle Funds' Boards of Trustees.


VIII. CODE OF ETHICS REVIEW COMMITTEE

     The Code of Ethics Review Committee shall investigate any reported or suspected violation of the Code and, as appropriate, take such actions as are authorized by this Code. The Committee also shall review the Code at least once a year, in light of legal and business developments and experience in implementing the Code, and the CCO will prepare an annual report to the President of EAM, EFD and/or EFS and the Eagle Funds' Boards of Trustees that:

          1.  initially  summarizes  existing  procedures   concerning  personal
          investing and, thereafter, any changes in the procedures made during the past year,

          2. identifies any Material Investigations during the past year, and

          3. identifies any recommended changes in existing restrictions or procedures based on the experience under the Code, evolving industry practices, or developments in applicable laws or regulations.

     Members of the Committee, the CCO and the Pre-Clearance officer are set forth in Appendix 2.


IX.  REVIEW AND SANCTIONS

     A.   DETERMINATION:

          The Code of Ethics Review Committee (the "Committee") is charged with the responsibility of conducting informal hearings, assessing mitigating factors, and imposing sanctions consistent with the Code's Sanction Guidelines. The CCO will arrange for a meeting of the Committee in cases where a violation of one or more applicable provisions of this Code has occurred and the guidelines suggest a monetary penalty, written reprimand, termination or more serious action.

          Whenever the Committee determines that a Eagle Employee or a Eagle Access Person has committed a violation of this Code relating to a Eagle Fund that merits remedial action, it will report to the Board of Trustees of the appropriate Eagle Fund, at the next regularly scheduled meeting, information relating to the violation and any sanctions imposed.

     B.   SANCTIONS:

          The Committee has the sole authority to impose sanctions which may include, but are not limited to, a letter of censure, suspension or termination of employment. As part of any sanction, the Committee may require the Eagle Employee to reverse the trade(s) in question and forfeit any profit or absorb any loss derived there from. Any amounts that are paid/disgorged by a Eagle Access Person under this Code shall be donated by the Eagle Access Person to one or more charities as directed by EAM and/or EFD. Written confirmation from the charity acknowledging the donation must be submitted to the CCO. Failure to abide by a directive to reverse a trade may result in the imposition of additional sanctions or termination.

          The table below outlines specific sanctions for failure to comply with the Code. The Committee will document instances in which variations from the Sanctions Guidelines were authorized due to mitigating factors.

---------------------------------------------------------------------------------------------------------------------------------
SANCTIONS APPLICABLE TO ALL EAGLE EMPLOYEES:
---------------------------------------------------------------------------------------------------------------------------------
------------------------------------ ------------------------------ ------------------------------ ------------------------------
VIOLATION                            SANCTION FOR FIRST OFFENSE     SANCTION FOR SECOND OFFENSE    SANCTION FOR THIRD OFFENSE
------------------------------------ ------------------------------ ------------------------------ ------------------------------
------------------------------------ ------------------------------ ------------------------------ ------------------------------
No broker statements or confirms     1st Offense: Written warning   2nd Offense defined as after   3rd Offense defined as after
on file or evidence that duplicate                                  30 days of no action:          60 days of no action:
statements have been requested                                      Written reprimand and/or       Monetary penalty, freeze
                                                                    monetary penalty               trading accounts for 30-90
                                                                                                   days and/or suspension or
                                                                                                   termination
------------------------------------ ------------------------------ ------------------------------ ------------------------------
------------------------------------ ------------------------------ ------------------------------ ------------------------------
Trading without receiving            1st Offense: Written warning   2nd Offense:  Written          3rd Offense (or more):
appropriate pre-clearance or                                        reprimand and/or monetary      Monetary penalty, freeze
trading outside the approval period                                 penalty                        trading accounts for 30-90
                                                                                                   days and/or suspension or
                                                                                                   termination
------------------------------------ ------------------------------ ------------------------------ ------------------------------
------------------------------------ ------------------------------ ------------------------------ ------------------------------
Trading after being denied approval  1st Offense or
                                     more: Monetary penalty, freeze
                                     trading accounts for 30-90
                                     days and/or suspension or
                                     termination
------------------------------------ ------------------------------ ------------------------------ ------------------------------
------------------------------------ ------------------------------ ------------------------------ ------------------------------
Failure to file an Initial or        1st Offense:  defined as not   2nd Offense:  defined as not   3rd Offense defined as not
Annual Holdings Report               filed within 30 days:          filed within 30 days on more   filed within 30 days on more
                                     Written warning                than one occasion or not       than two occasions or not
                                                                    filed within 60 days:          filed within 90 days:
                                                                    Written reprimand and/or       Monetary penalty, freeze
                                                                    monetary penalty               trading accounts for 30-90
                                                                                                   days and/or suspension or
                                                                                                   termination
------------------------------------ ------------------------------ ------------------------------ ------------------------------
------------------------------------ ------------------------------ ------------------------------ ------------------------------
Failure to file a Quarterly          1st Offense:  defined as not   2nd Offense:  defined as not   3rd Offense defined as not
Transaction Report                   filed within 30 days:          filed within 30 days on more   filed within 30 days on more
                                     Written warning                than one occasion or not       than two occasions or not
                                                                    filed within 60 days:          filed within 90 days:
                                                                    Written reprimand and/or       Monetary penalty, freeze
                                                                    monetary penalty               trading accounts for 30-90
                                                                                                   days and/or suspension or
                                                                                                   termination
------------------------------------ ------------------------------ ------------------------------ ------------------------------
------------------------------------ ------------------------------ ------------------------------ ------------------------------
Failure to file an Annual Code       1st Offense:  defined as not   2nd Offense:  defined as not   3rd Offense defined as not
Acknowledgement and Certification    filed within 30 days:          filed within 30 days on more   filed within 30 days on more
Form                                 Written warning                than one occasion or not       than two occasions or not
                                                                    filed within 60 days:          filed within 90 days:
                                                                    Written reprimand and/or       Monetary penalty, freeze
                                                                    monetary penalty               trading accounts for 30-90
                                                                                                   days and/or suspension or
                                                                                                   termination
------------------------------------ ------------------------------ ------------------------------ ------------------------------
------------------------------------ ------------------------------ ------------------------------ ------------------------------
Commission of a Prohibited Act not   1st Offense or more: Written
otherwise specifically addressed     reprimand, Monetary penalty,
in this Code section                 freeze trading accounts for
                                     30-90 days and/or suspension
                                     or termination
------------------------------------ ------------------------------ ------------------------------ ------------------------------
---------------------------------------------------------------------------------------------------------------------------------
ADDITIONAL SANCTIONS APPLICABLE TO EAGLE ACCESS PERSONS
---------------------------------------------------------------------------------------------------------------------------------
------------------------------------ ------------------------------ ------------------------------ ------------------------------
VIOLATION                            SANCTION FOR FIRST OFFENSE     SANCTION FOR SECOND OFFENSE    SANCTION FOR THIRD OFFENSE
------------------------------------ ------------------------------ ------------------------------ ------------------------------
------------------------------------ ------------------------------ ------------------------------ ------------------------------
Purchasing a Security within 60      1st Offense:  Written          2nd Offense or more
days of a sale of the same           Reprimand and/or Monetary      offenses: Monetary Penalty,
Security or selling a Security       Penalty                        Freeze Trading accounts for
within 60 days of the purchase of                                   30-90 days and/or Suspension
the same Security                                                   / Termination
------------------------------------ ------------------------------ ------------------------------ ------------------------------
------------------------------------ ------------------------------ ------------------------------ ------------------------------
Serving on the Board of a            1st Offense or more
publicly-traded company without      offenses: Written reprimand,
prior written consent                Monetary Penalty, and/or
                                     Suspension / Termination
------------------------------------ ------------------------------ ------------------------------ ------------------------------
---------------------------------------------------------------------------------------------------------------------------------
SANCTIONS APPLICABLE TO INVESTMENT PERSONNEL (IN ADDITION TO ALL SANCTIONS
APPLICABLE TO EAGLE EMPLOYEES AND EAGLE ACCESS PERSONS):
---------------------------------------------------------------------------------------------------------------------------------
------------------------------------ ------------------------------ ------------------------------ ------------------------------
VIOLATION                            SANCTION FOR FIRST OFFENSE     SANCTION FOR SECOND OFFENSE    SANCTION FOR THIRD OFFENSE
------------------------------------ ------------------------------ ------------------------------ ------------------------------
------------------------------------ ------------------------------ ------------------------------ ------------------------------
*Trading within the 7 day blackout   1st Offense or more
period                               offenses: Written reprimand,
                                     Monetary Penalty, Freeze
                                     Trading accounts for 30-90
                                     days and/or Suspension /
                                     Termination
------------------------------------ ------------------------------ ------------------------------ ------------------------------

Additional penalties may be assessed depending on the Eagle Employee's title:
Assistant Vice President and Staff:    $100 to $500
Vice President:                        $500 to $1,000
Senior Vice President:                 $1,000 to $2,500
Executive Vice President and above:    $2,500 to $5,000+

X.   APPROVAL AND AMENDMENT

     A CCO may delegate any of the responsibilities, powers and authorities conferred by this Code. Such delegation may be to an individual, a committee or both.

     This Code may be amended from time to time by a CCO. Any material amendment of this Code shall be submitted to the Board of Trustees of the Funds for approval. Any material amendment of this Code that applies to Eagle Access Persons shall become effective only when the Board of Trustees has approved the amendment or at such earlier date as may be required to comply with applicable laws and regulations.

     Additionally, a CCO may establish, in his or her discretion, certain supplemental procedures to this Code in order to provide additional assurance that the purposes of this Code are fulfilled and/or to assist the CCO in administration of the Code.

XI.  ANNUAL CERTIFICATION

     Within 30 days of their hire date, each newly-hired Eagle Employee and Eagle Access Person shall certify that he or she has received, read and understands this Code of Ethics by executing the Initial Holdings Report set forth as Appendix 6.

     Thereafter, annually, each Eagle Employee and Eagle Access Person will be required to certify that he or she has received, read, understands and complied with each section of this Code of Ethics on the certification form set forth in the Annual Holdings Report in Appendix 4. Additionally, annually, each Eagle Employee will complete the RJF Code of Ethics certification page certifying that he or she has received, read, understands and has complied with all the requirements of the RJF Code.


XII. INQUIRIES REGARDING THE CODE

     Please contact the Compliance Department or the CCO if you have any questions about this Code or any other compliance-related matters.


                          EAGLE ASSET MANAGEMENT, INC.

                    POLICY AND PROCEDURES ON INSIDER TRADING


SECTION I. POLICY STATEMENT ON INSIDER TRADING


A.   Policy Statement on Insider Trading

     Eagle Asset Management, Inc. forbids any employee from trading, either personally or on behalf of others (such as, mutual funds and private accounts managed by Eagle Asset Management, Inc.), based on material nonpublic information or communicating material nonpublic information to others in violation of the law. This conduct is frequently referred to as "insider trading." Eagle Asset Management's policy applies to every employee and extends to activities within and outside their duties at Eagle Asset Management, Inc. Every employee must read and retain this policy statement. Any questions regarding Eagle Asset Management's policy and procedures should be referred to the Compliance Administrator.

     The term "insider trading" is not defined in the federal securities laws, but generally is used to refer to the use of material nonpublic information to trade in securities (whether or not one is an "insider") or to communications of material nonpublic information to others.

     While the law concerning insider trading is not static, it is generally understood that the law prohibits:

     1) trading by an insider while in possession of material nonpublic information, or
     2) trading by a non-insider, while in possession of material nonpublic information where the information either was disclosed to the non-insider in violation of an insider's duty to keep it confidential or was misappropriated, or
     3)   communicating material nonpublic information to others.

     The elements of insider trading and the penalties for such unlawful conduct are discussed below. If, after reviewing this policy statement, you have any questions you should consult the Compliance Administrator.

1.   Who is an Insider?

     The concept of "insider" is broad. It includes officers, directors and employees of a company. In addition, a person can be a "temporary insider" if he or she enters into a special confidential relationship in the conduct of a company's affairs and as a result is given access to information solely for the company's purposes. A temporary insider can include, among others, a company's attorneys, accountants, consultants, bank lending officers, and the employees of such organizations. In addition, Eagle Asset Management, Inc. may become a temporary insider of a company it advises or for which it performs other services. According to the Supreme Court, the company must expect the outsider to keep the disclosed nonpublic information confidential and the relationship must at least imply such a duty before the outsider will be considered an insider.

2.   What is Material Information?

     Trading on inside information is not a basis for liability unless the information is material. "Material information" generally is defined as information for which there is a substantial likelihood that a reasonable investor would consider it important in making his or her investment decisions, or information that is reasonably certain to have a substantial effect on the price of a company's securities. Information that employees should consider material includes, but is not limited to: dividend changes, earnings estimates, changes in previously released earnings estimates, significant merger or acquisition proposals or agreements, major litigation, liquidation problems, and extraordinary management developments.

     Material information need not be derived directly from the company whose securities are at issue. For example, in CARPENTER V. U.S., 108 U.S. 316 (1987), the Supreme Court considered as material certain information about the contents of a forthcoming newspaper column that was expected to affect the market price of a security. In that case, a WALL STREET JOURNAL reporter was found criminally liable for disclosing to others the dates that reports on various companies would appear in the JOURNAL and whether those reports would be favorable or not.

3.   What is Nonpublic Information?

     Information is nonpublic until it has been effectively communicated to the market place. One must be able to point to some fact to show that the information is generally public. For example, information found in a report filed with the SEC, or appearing in Dow Jones, REUTERS ECONOMIC SERVICES, THE WALL STREET JOURNAL or other publications of general circulation would be considered public.

4.   Bases for Liability

     i.   Fiduciary Duty Theory

     In 1980, the Supreme Court found that there is no general duty to disclose before trading on material nonpublic information, but that such a duty arises only where there is a fiduciary relationship. That is, there must be a relationship between the parties to the transaction such that one party has a right to expect that the other party will disclose any material nonpublic information or refrain from trading. CHIARELLA V. U.S., 445 U.S. 22 (1980).

     In DIRKS V. SEC, 463 U.S. 646 (1983), the Supreme Court stated alternate theories under which non-insiders can acquire the fiduciary duties of insiders: they can enter into a confidential relationship with the company through which they gain information (e.g., attorneys, accountants), or they can acquire a fiduciary duty to the company's shareholders as "tippees" if they are aware or should have been aware that they have been given confidential information by an insider who has violated his fiduciary duty to the company's shareholders.

     However, in the "tippee" situation, a breach of duty occurs only if the insider personally benefits, directly or indirectly, from the disclosure. The benefit does not have to be pecuniary, but can be a gift, a reputational benefit that will translate into future earnings, or even evidence of a relationship that suggests a quid pro quo.

     ii.  Misappropriation Theory

     Another basis for insider trading liability is the "misappropriation" theory, where liability is established when trading occurs on material nonpublic information that was stolen or misappropriated from any other person. In U.S. V. CARPENTER, SUPRA, the Court found, in 1987, a columnist defrauded THE WALL STREET JOURNAL when he stole information from the JOURNAL and used it for trading in the securities markets. It should be noted that the misappropriation theory can be used to reach a variety of individuals not previously thought to be encompassed under the fiduciary duty theory. (Misappropriated - properly come into contact with insider information and then improperly use information)

5.   Penalties for Insider Trading

     Penalties for trading on or communicating material nonpublic information are severe, both for individuals involved in such lawful conduct and their employers. A person can be subject to some or all of the penalties below even if he or she does not personally benefit from the violation. Penalties include:

     o    civil injunctions

     o    treble damages

     o    disgorgement of profits

     o    jail  sentences  of  up  to  ten  years  and  related  fines  of up to
          $2,500,000

     o fines for the person who committed the violation of up to three times the profit gained or loss avoided, whether or not the person actually benefitted,

     o civil fines for the employer or other controlling person of up to the greater of $1,000,000 or three times the amount of the profit gained or loss avoided, and

     o    suspension or bar from the securities business.

     o    suspended or barred from working in securities industry.

     In addition, any violation of this policy statement can be expected to result in serious sanctions by Eagle Asset Management, Inc., including dismissal of the persons involved.

                                      * * *


SECTION II. PROCEDURES TO IMPLEMENT EAGLE ASSET MANAGEMENT, INC. INVESTMENT ADVISER'S POLICY

A. Procedures to Implement Eagle Asset Management, Inc. Investment Adviser's Policy Against Insider Trading

     The following procedures have been established to aid the employees of Eagle Asset Management, Inc. in avoiding insider trading, and to aid Eagle Asset Management, Inc. in preventing, detecting and imposing sanctions against insider trading. Every officer, director and employee of Eagle Asset Management, Inc. must follow these procedures or risk serious sanctions, including dismissal, substantial personal liability and criminal penalties. If you have any questions about these procedures you should consult the Compliance Administrator.

1.   Identifying Inside Information

     Before trading for yourself or others, including investment companies or private accounts managed by Eagle Asset Management, Inc., in the securities of a company about which you may have potential inside information, ask yourself the following questions:

     i. Is the information material? Is this information that an investor would consider important in making his or her investment decisions? Is this information that would substantially affect the market price of the securities if generally disclosed?

     ii. Is the information nonpublic? How did you obtain it? To whom has this information been provided? Has the information been effectively communicated to the marketplace by being published in REUTERS, THE WALL STREET JOURNAL or other publications of general circulation?

     If, after consideration of the above, you believe that the information is material and nonpublic, or if you have questions as to whether the information is material and nonpublic, you should take the following steps.

     i.   Report the matter immediately to the Chief Compliance Officer.

     ii. Do not purchase or sell the securities on behalf of yourself or others, including investment companies or private accounts managed by Eagle Asset Management, Inc.

     iii. Do not communicate the information inside or outside Eagle Asset Management, Inc., other than to the Chief Compliance Officer.

     iv. After the Chief Compliance Officer has reviewed the issue, you will be instructed to continue the prohibitions against trading and communication, or you will be allowed to trade and communicate the information.

2.   Personal Securities Trading

     All employees of Eagle Asset Management, Inc. shall be in compliance with the Eagle Code of Ethics Transaction Guidelines and shall submit to the
Compliance Administrator, a report of every securities transaction in which they, their families (including the spouse, minor children and adults living in the same household as the employee), and trusts of which they are trustees or in which they have a beneficial interest, have participated within one business day after the trade date of such transaction. This report shall include the name of the security, date of the transaction, quantity, price, and broker-dealer through which the transaction was effected. The requirement may be satisfied by sending duplicate confirmations of such trades to the Compliance Administrator. At the Compliance Administrator's discretion, he may request that the broker-dealer send the duplicate confirms.

3.   Restricting Access to Material Nonpublic Information

     Information in your possession that you identify as material and nonpublic may not be communicated to anyone, including persons within Eagle Asset Management, Inc., except as provided in paragraph 1 above. In addition, care should be taken so that such information is secure. For example, files containing material nonpublic information should be sealed; access to computer files containing material nonpublic information should be restricted.


4.   Resolving Issues Concerning Insider Trading

     If, after consideration of the items set forth in paragraph 1, doubt remains as to whether information is material or nonpublic, or if there is any unresolved question as to the applicability or interpretation of the foregoing procedures, or as to the propriety of any action, it must be discussed with the Chief Compliance Officer before trading or communicating the information to anyone. NOTE: IF THE CHIEF COMPLIANCE OFFICER IS UNAVAILABLE, QUESTIONS CAN BE DIRECTED TO EAGLE'S CORPORATE COUNSEL.

                                      * * *


SECTION III. SUPERVISORY PROCEDURES

A.   Supervisory Procedures

     The role of Chief Compliance Officer is critical to the implementation and maintenance of Eagle Asset Management's policy and procedures against insider trading. Supervisory Procedures can be divided into two classifications - prevention of insider trading and detection of insider trading.

1.   Prevention of Insider Trading

     To prevent insider trading, Chief Compliance Officer or his designee, should:

     i. provide, on a regular basis, communications to familiarize employees of Eagle Asset Management's policy and procedures,

     ii.  answer  questions   regarding  Eagle  Asset  Management's  policy  and
          procedures,

     iii. resolve issues of whether information received by an employee of Eagle Asset Management, Inc. is material and nonpublic,

     iv. review on a regular basis and update as necessary Eagle Asset Management's policy and procedures, [and]

     v.   when  it  has  been   determined  that  an  employee  of  Eagle  Asset
          Management, Inc. has material nonpublic information,

          1. implement measures to prevent dissemination of such information, and

          2. if necessary, restrict officers, directors and employees from trading the securities, [and

     vi.  promptly review,  and either approve or disapprove,  in writing,  each
          request  of  an  employee   for   clearance   to  trade  in  specified
          securities.]

2.   Detection of Insider Trading

     To detect insider trading, Chief Compliance Officer or his designee, should:

     i.   review the trading activity reports filed by each employee,
     ii. review the trading activity of mutual funds and private accounts managed by Eagle Asset Management, Inc.,
     iii. review trading activity of Eagle Asset Management's own account, and
     iv. coordinate the review of such reports with other appropriate employees of Eagle Asset Management, Inc.

3.   Special Reports to Management

     Promptly, upon learning of a potential violation of Eagle Asset Management's Policy and Procedures to Detect and Prevent Insider Trading, the Chief Compliance Officer or his designee, should prepare a written report to management providing full details and recommendations for further action.

4.   Annual Reports to Management

     On an annual basis, the Chief Compliance Officer or his designee should prepare a written report to the management of Eagle Asset Management, Inc. setting forth the following:

     i. a summary of existing procedures to detect and prevent insider trading,

     ii. full details of any investigation, either internal or by a regulatory agency, of any suspected insider trading and the results of such investigation,

     iii. an evaluation of the current procedures and any recommendations for improvement, and iv. a description of Eagle Asset Management's internal communications regarding insider trading, including the dates of such communications since the last report to management.

                                   APPENDIX 1

                                   EAGLE FUNDS

>>       Heritage Cash Trust
>>       Eagle Capital Appreciation Trust
>>       Eagle Growth and Income Trust
>>       Eagle Series Trust

                                   APPENDIX 2

                                 CONTACT PERSONS


POSITION                            INDIVIDUAL                         EXTENSION

Pre-Clearance Officer               Terri Dacy                         X74584


Alternate Pre-Clearance Officer
Chief Compliance Officer - Funds    Susan Walzer                       X73526
Chief Compliance Officer - Adviser  Damian Sousa                       X74656


Code of Ethics Committee            Mathew Calabro                     X73535
                                    Susan Walzer                       X73526
                                    Damian Sousa                       X74656
                                    Eric Wilwant                       X74677
                                    Steve Hill                         X73545
                                    Ed Cowart                          X74570
                                    Steve Faber                        X74691

                                   Appendix 3

                          RESTRICTED LIST FOR EMPLOYEES

None

                                   APPENDIX 4

                             ANNUAL HOLDINGS REPORT
                                    (PAGE 1)

Annually, Eagle Asset Management, Inc. ("EAM"), Eagle Fund Distributors, Inc., Eagle Fund Services, Inc. and Eagle Mutual Funds employees must confirm details of brokerage, bank trust or other accounts used for personal securities transactions and details of outside business affiliations(1). Such affiliations include directorships, other business activities and investments in securities that cannot ordinarily be made through a Raymond James & Associates, Inc. or Raymond James Financial Services, Inc. brokerage account (i.e., a private placement or a limited partnership).


I.   BROKERAGE ACCOUNTS:

|_| I do not have a BENEFICIAL OWNERSHIP in any account(s) with any financial services firm.

|_| I maintain or have a BENEFICIAL OWNERSHIP in the following brokerage account(s) with the financial services firm(s) listed below. ACCESS PERSONS MUST ALSO INCLUDE ACCOUNTS OF IMMEDIATE FAMILY MEMBERS. You may attach a copy of your most recent statement or complete the information in the chart below.

----------------------------------------------- ------------------------------------ --------------------------------------------
Name of Financial Service(s) Firm and           Account Title                        Account Number
Address
----------------------------------------------- ------------------------------------ --------------------------------------------
----------------------------------------------- ------------------------------------ --------------------------------------------

----------------------------------------------- ------------------------------------ --------------------------------------------
----------------------------------------------- ------------------------------------ --------------------------------------------

----------------------------------------------- ------------------------------------ --------------------------------------------
----------------------------------------------- ------------------------------------ --------------------------------------------

----------------------------------------------- ------------------------------------ --------------------------------------------

II.  SECURITIES HOLDINGS:

|_| All securities holdings are reported in the accounts listed in Section I.

|_| I maintain or have a BENEFICIAL OWNERSHIP in the following securities owned which may be held by a broker, dealer, transfer agent, or bank in an account OTHER THAN LISTED IN SECTION I. YOU MAY ATTACH A COPY OF YOUR MOST RECENT STATEMENT AND THEN COMPLETE ANY INFORMATION THAT IS NOT INCLUDED ON THE STATEMENT IN THE CHART BELOW.

                             ANNUAL HOLDINGS REPORT
                                    (PAGE 2)

----------------------- ------------------- ---------------- ------------------ ---------------- ---------------------------
Title of Security       Ticker Symbol       Number of        Principal          Held Since       Financial Services Firm
                                            Shares           Amount
----------------------- ------------------- ---------------- ------------------ ---------------- ---------------------------
----------------------- ------------------- ---------------- ------------------ ---------------- ---------------------------

----------------------- ------------------- ---------------- ------------------ ---------------- ---------------------------
----------------------- ------------------- ---------------- ------------------ ---------------- ---------------------------

----------------------- ------------------- ---------------- ------------------ ---------------- ---------------------------
----------------------- ------------------- ---------------- ------------------ ---------------- ---------------------------

----------------------- ------------------- ---------------- ------------------ ---------------- ---------------------------

III. OUTSIDE BUSINESS AFFILIATIONS/DIRECTORSHIPS:

|_| I have no outside business affiliations to report.

|_| I maintain the following directorships, other business activities or investments in securities that cannot ordinarily be made through a Raymond James & Associates, Inc. or Raymond James Financial Services, Inc. account. Include investments beneficially owned by (i) a spouse or (ii) an immediate family member in the same household.

------------------------------------------------------------------ ------------------------ -----------------
Firm Name/Investment (add additional lines, if necessary)          Position/Activity        Start Date
------------------------------------------------------------------ ------------------------ -----------------
------------------------------------------------------------------ ------------------------ -----------------

------------------------------------------------------------------ ------------------------ -----------------
------------------------------------------------------------------ ------------------------ -----------------

------------------------------------------------------------------ ------------------------ -----------------
------------------------------------------------------------------ ------------------------ -----------------

------------------------------------------------------------------ ------------------------ -----------------
------------------------------------------------------------------ ------------------------ -----------------

------------------------------------------------------------------ ------------------------ -----------------

I  CERTIFY  THAT  THE  ABOVE   INFORMATION   IS  COMPLETE  AND  ACCURATE  AS  OF
____________, 20___.

I ACKNOWLEDGE THAT I HAVE RECEIVED AND READ THE CODE OF ETHICS FOR EAGLE ASSET MANAGEMENT, INC., EAGLE FUND DISTRIBUTORS, INC., EAGLE FUND SERVICES, INC. AND EAGLE MUTUAL FUNDS, WHICH IS INCLUDED IN THE E-MAIL TOGETHER WITH THIS DOCUMENT. I FULLY UNDERSTAND THE PROVISIONS OF THE CODES AS DESCRIBED THEREIN AND AGREE TO ABIDE BY THEM. I ALSO CERTIFY THAT I HAVE COMPLIED WITH THE REQUIREMENTS OF THE CODE OF ETHICS AND HAVE PRE-CLEARED AND DISCLOSED ALL SECURITIES TRANSACTIONS EXECUTED DURING THE MOST RECENT ENDING CALENDAR YEAR PURSUANT TO THE REQUIREMENTS OF THE CODE OF ETHICS. EXCEPT AS OTHERWISE PREVIOUSLY DISCLOSED, I UNDERSTAND THE NATURE OF ANY PREVIOUS VIOLATIONS AND UNDERSTAND THE SANCTIONS FOR FUTURE VIOLATIONS.

SIGNATURE ____________________                   DATE


NAME (PRINT)___________________                  DEPARTMENT

PLEASE RETURN THE COMPLETED AND SIGNED CERTIFICATION TO THE COMPLIANCE DEPARTMENT BY ________, 20__. ANY QUESTIONS RELATING TO THE FIRM'S POLICIES, INCLUDING THE REQUIREMENT TO SEEK PRE-APPROVAL FOR PERSONAL INVESTMENTS AND OUTSIDE BUSINESS AFFILIATIONS, SHOULD BE DIRECTED TO THE COMPLIANCE DEPARTMENT.

                                   APPENDIX 5
                  EMPLOYEE PRE-TRADE APPROVAL/NOTIFICATION FORM
                                    (PAGE 1)


INSTRUCTIONS: ALL EMPLOYEES ARE REQUIRED TO SUBMIT THIS FORM TO THE COMPLIANCE DEPARTMENT PRIOR TO PLACING A TRADE AS REQUIRED BY THE CODE OF ETHICS.

EMPLOYEE INFORMATION
-------------------------------------------------------------------------- -----------------------------------------------------
Employee Name:                                                             Phone Number:
-------------------------------------------------------------------------- -----------------------------------------------------
Account Title:
-------------------------------------------------------------------------- -----------------------------------------------------
-------------------------------------------------------------------------- -----------------------------------------------------
Account Number:
-------------------------------------------------------------------------- -----------------------------------------------------

SECURITY INFORMATION

                                            ------------------- ------------------------------------------ ----- -------------------
                                             [  ]      [  ]                                  [  ]        [  ]   [  ]        [  ]
                                            ------------------- -------------------------------- ---------- ----- ------------------
---------------- -------------------- ------- --------------- ----------------------- ------- ----------------- ------- ----------
Security Name    Security Type-e.g.,  Ticker  Buy/Sell/       If Sale/Redemption      No.     Large Cap Stock   IPO?    Private
                 equity, mutual fund,         Redeem/Exchange /Exchange, Date First   Shares/ Exception?(2)             Placement?
                 debt, etc.                                   Acquired(1)             Units
---------------- -------------------- ------- --------------- ----------------------- ------- ----------------- ------- ----------
---------------- -------------------- ------- --------------- ----------------------- ------- ----------------- ------- ----------

---------------- -------------------- ------- --------------- ----------------------- ------- ----------------- ------- ----------
---------------- -------------------- ------- --------------- ----------------------- ------- ----------------- ------- ----------

YOUR POSITION WITH THE FIRM:
(PLEASE CHECK ONE OF THE FOLLOWING)[  ] Employee
                                   [  ] Access Person
                                   [  ] Investment Personnel (Please complete page 2_
                                   [  ] Other ________________________________


CERTIFICATION: I CERTIFY THAT I WILL NOT EFFECT THE TRANSACTION(S) DESCRIBED ABOVE UNLESS AND UNTIL PRE-CLEARANCE APPROVAL IS OBTAINED FROM THE COMPLIANCE DEPARTMENT. I FURTHER CERTIFY THAT, EXCEPT AS DESCRIBED ON AN ATTACHED PAGE, TO THE BEST OF MY KNOWLEDGE, THE PROPOSED TRANSACTION(S) WILL NOT RESULT IN A CONFLICT OF INTEREST WITH ANY ACCOUNT MANAGED BY EAM (INCLUDING MUTUAL FUNDS MANAGED BY EAM). I FURTHER CERTIFY THAT, TO THE BEST OF MY KNOWLEDGE, THERE ARE NO PENDING ORDERS FOR ANY SECURITY LISTED ABOVE OR ANY RELATED SECURITY FOR ANY MANAGED ACCOUNTS AND/OR MUTUAL FUNDS FOR WHICH I AM CONSIDERED AN ACCESS PERSON. THE PROPOSED TRANSACTION(S) ARE CONSISTENT WITH ALL FIRM POLICIES REGARDING EMPLOYEE PERSONAL SECURITIES TRANSACTIONS.

SIGNATURE____________________________                DATE

-------------------------------------------------------------------------------------------------------------------------------
FOR USE BY THE COMPLIANCE DEPARTMENT
===============================================================================================================================
                                                    ------------------------- --------- ----------- ---------------------------
ARE SECURITIES RESTRICTED?   [   ]    [   ]         PRE-APPROVAL GRANTED?     [   ]     [   ]       REASON NOT GRANTED:
                              Yes       No                                     Yes        No
                                                    ------------------------- --------- ----------- ---------------------------
----------------------------------------------------------------------------- --------------------- ---------------------------
COMPLIANCE DEPARTMENT SIGNATURE:                                              DATE:
----------------------------------------------------------------------------- --------------------- ---------------------------

                  EMPLOYEE PRE-TRADE APPROVAL/NOTIFICATION FORM

                  (PAGE 2- INVESTMENT PERSONNEL CERTIFICATION)

ALL INVESTMENT PERSONNEL MUST ANSWER THE FOLLOWING QUESTIONS IN ORDER TO OBTAIN PRE-APPROVAL. IF A QUESTION IS NOT APPLICABLE, PLEASE INDICATE "N/A".

1.   Have your client accounts purchased or sold the securities (or related
     securities) in the past seven calendar days? Yes [   ] No [   ]

2. Do you intend to purchase or sell the securities (or related securities) for any client accounts in the next seven calendar days?
     Yes [   ] No [   ]

3.   Do any of your client accounts currently own the securities (or related
     securities)?  Yes [   ] No [   ]

    3a. If yes, and you are selling the securities for your personal account, please explain why the sale of the securities was rejected for client accounts but is appropriate for your personal account:
    __________________________________________________________________________

    __________________________________________________________________________

4. Have you, in the past seven calendar days, CONSIDERED purchasing the securities (or related securities) for your client accounts?
     Yes [   ] No [   ]

    4a. If yes, and you are purchasing securities for your personal account, please explain why the purchase of the securities is appropriate for your account but has been rejected for your client accounts:

    __________________________________________________________________________

    __________________________________________________________________________

    4b. If no, and you are purchasing securities for your personal account, please explain why the purchase of the securities has not been considered for your client accounts:

    __________________________________________________________________________

    __________________________________________________________________________

CERTIFICATION: I CERTIFY THAT I WILL NOT EFFECT THE TRANSACTION(S) DESCRIBED ABOVE UNLESS AND UNTIL PRE-CLEARANCE APPROVAL IS OBTAINED FROM THE COMPLIANCE DEPARTMENT. I FURTHER CERTIFY THAT, EXCEPT AS DESCRIBED ON AN ATTACHED PAGE, TO THE BEST OF MY KNOWLEDGE, THE PROPOSED TRANSACTION(S) WILL NOT RESULT IN A CONFLICT OF INTEREST WITH ANY ACCOUNT MANAGED BY EAM (INCLUDING MUTUAL FUNDS MANAGED BY EAM). I FURTHER CERTIFY THAT, TO THE BEST OF MY KNOWLEDGE, THERE ARE NO PENDING ORDERS FOR ANY SECURITY LISTED ABOVE OR ANY RELATED SECURITIES FOR ANY MANAGED ACCOUNTS AND/OR MUTUAL FUNDS (INCLUDING MUTUAL FUNDS FOR WHICH HAM SERVES AS AN ADVISER) FOR WHICH I AM CONSIDERED INVESTMENT PERSONNEL. THE PROPOSED TRANSACTION(S) ARE CONSISTENT WITH ALL FIRM POLICIES REGARDING EMPLOYEE PERSONAL SECURITIES TRANSACTIONS.

------------------------------------                 ---------------------------
SIGNATURE                                            DATE

------------------------------------------------------------------------------------------------------------------------------
FOR USE BY THE COMPLIANCE DEPARTMENT
==============================================================================================================================
                                                    ---------------------- ----------- --------- -----------------------------
ARE SECURITIES RESTRICTED?   [  ]  [  ]             PRE-APPROVAL GRANTED?  [  ]         [  ]         REASON NOT GRANTED:
                              Yes   No                                      Yes           No
                                                    ---------------------- ----------- --------- -----------------------------
-------------------------------------------------------------------------- --------------------- -----------------------------
COMPLIANCE DEPARTMENT SIGNATURE:                                           DATE:
-------------------------------------------------------------------------- --------------------- -----------------------------

                                   APPENDIX 6
                             INITIAL HOLDINGS REPORT

THIS REPORT MUST BE SIGNED, DATED AND RETURNED WITHIN 15 DAYS OF EMPLOYMENT AND THE HOLDINGS REPORT MUST BE CURRENT AS OF A DATE NOT MORE THAN 30 DAYS PRIOR TO THE EMPLOYEE BECOMING A COVERED PERSON. THIS REPORT MUST BE SUBMITTED TO THE COMPLIANCE DEPARTMENT.

-------------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------------
EMPLOYEE NAME: ________________________     DATE OF EMPLOYMENT: _______________
I.       BROKERAGE ACCOUNTS:
---------------------------------------------------------------------------------------------------------------------

|_| I do not have a BENEFICIAL OWNERSHIP of any account(s) with any financial services firm.

|_| I maintain or have a BENEFICIAL OWNERSHIP in the following account(s) with the financial services firm(s) listed below. ACCESS PERSONS MUST ALSO INCLUDE ACCOUNTS OF IMMEDIATE FAMILY MEMBERS. You may attach a copy of your most recent statement or complete the information in the chart below.

----------------------------------------------------- ----------------------------------------------- -----------------------
-------------------------------------------------     Account Title                                   Account Number
Name of Financial Service(s) Firm and Address
----------------------------------------------------- ----------------------------------------------- -----------------------
----------------------------------------------------- ----------------------------------------------- -----------------------

----------------------------------------------------- ----------------------------------------------- -----------------------
----------------------------------------------------- ----------------------------------------------- -----------------------

----------------------------------------------------- ----------------------------------------------- -----------------------


II.  SECURITIES HOLDINGS:

|_| All securities holdings are reported in the accounts listed in Section I.

|_| I maintain or have a BENEFICIAL OWNERSHIP in the following securities owned which may be held by a broker, dealer, transfer agent, or bank in an account OTHER THAN LISTED IN SECTION I. YOU MAY ATTACH A COPY OF YOUR MOST RECENT STATEMENT AND THEN COMPLETE ANY INFORMATION THAT IS NOT INCLUDED ON THE STATEMENT IN THE CHART BELOW.

----------------------- ------------------- --------------- -------------- ---------------- ------------------------------
Title of Security       Ticker Symbol       Number of       Principal      Held Since       Financial Services Firm
                        or CUSIP No.        Shares          Amount
----------------------- ------------------- --------------- -------------- ---------------- ------------------------------
----------------------- ------------------- --------------- -------------- ---------------- ------------------------------

----------------------- ------------------- --------------- -------------- ---------------- ------------------------------
----------------------- ------------------- --------------- -------------- ---------------- ------------------------------

----------------------- ------------------- --------------- -------------- ---------------- ------------------------------

I CERTIFY THAT I HAVE RECEIVED THEEAM, , EAGLE FUND SERVICES, INC. ,EAGLE MUTUAL FUNDS AND EAGLE FUND DISTRIBUTORS, INC. CODE OF ETHICS AND HAVE READ THEM AND UNDERSTOOD THEIR CONTENTS. I FURTHER CERTIFY THAT THE ABOVE REPRESENTS A COMPLETE AND ACCURATE DESCRIPTION OF MY BROKERAGE ACCOUNT(S) AND SECURITIES HOLDINGS AS OF MY DATE OF EMPLOYMENT.


Signature: ____________________________       Date of Signature: _______________

                                   APPENDIX 7
                            OUTSIDE DIRECTORSHIP FORM

EMPLOYEES MUST OBTAIN PRIOR WRITTEN APPROVAL FROM THEIR SUPERVISOR (VP LEVEL OR HIGHER) FOR ANY OUTSIDE DIRECTORSHIP POSITION OF A NOT-FOR-PROFIT OR CHARITABLE ORGANIZATION. IF THE ENTITY IS IN THE FINANCIAL SERVICES INDUSTRY (SUCH AS A CREDIT UNION) OR THE EMPLOYEE WILL BE SERVING ON AN INVESTMENT COMMITTEE OR PARTICIPATING IN INVESTMENT RELATED DECISIONS, THE EMPLOYEE MUST ALSO OBTAIN ADDITIONAL APPROVALS. ANY REQUEST TO SERVE AS A DIRECTOR OF A FOR-PROFIT ORGANIZATION MUST BE APPROVED BY THE CHIEF COMPLIANCE OFFICER OF EAM. EMPLOYEES SERVING AS OUTSIDE DIRECTORS ARE NOT ENTITLED TO INDEMNIFICATION OR INSURANCE COVERAGE BY HAM OR AFFILIATES UNLESS SERVICE ON THE BOARD IS AT THE SPECIFIC WRITTEN REQUEST OF EAM OR ITS AFFILIATES.

COMPLETE ONE COPY OF THIS FORM FOR EACH APPLICABLE ENTITY.
------------------------------------------------------------------------------------------- --------------------------------
PRINT Name                                                                                   Social Security Number
------------------------------------------------------------------------------------------- --------------------------------
------------------------------------------------------------------------------------------- --------------------------------
Title                                                                                        Office Telephone Number
------------------------------------------------------------------------------------------- --------------------------------
--------------------------------------------------------- ------------------------------------------------------------------
Branch/Department Name                                     Location
--------------------------------------------------------- ------------------------------------------------------------------
---------------------------------------------------------------------------------------------------------- -----------------
1. Name of Entity Date
---------------------------------------------------------------------------------------------------------- -----------------
----- --------------------------------------------------- --- --------------------------------------------------------------
2.                                                             3.
      Not-for-Profit                   For-Profit              Public                   Privately Owned
----- --------------------------------------------------- --- --------------------------------------------------------------
----------------------------------------------------------------------------------------------------------------------------
4. Main Activity of the Entity

----------------------------------------------------------------------------------------------------------------------------
-------------------------------------------- ---------------------------- ----------------------- --------------------------
5. Your Title or Function                     Date Association/Term Begins Date Term Expires       Annual Compensation
                                                                                                   $
-------------------------------------------- ---------------------------- ----------------------- --------------------------
----------------------------------------- ------------------------------------ ---------------------------------------------
6. Time Devoted During/After Business Hours   Time Devoted After Close of Market    Your Financial Interest in the Entity
----------------------------------------- ------------------------------------ ---------------------------------------------
----------------------------------------------------------------- -------- -------- ----------------------------------------
7. Do any affiliates of HAM make a market in any securities      [  ] No  [  ] Yes  [  ] Not Applicable issued by the entity?
----------------------------------------------------------------- -------- -------- ----------------------------------------
----------------------------------------------------------------- -------- -------- ----------------------------------------
8. Is the Directorship requested by HAM or its affiliates?       [  ] No  [  ] Yes  [  ] Attach copy of Request Letter and
                                                                                         other details.
----------------------------------------------------------------- -------- -------- ----------------------------------------
----------------------------------------------------------------- -------- -------- ----------------------------------------
9. Do you know of any significant adverse information about the  [  ] No  [  ] Yes  [  ] Attach detail and documents.
   entity or any actual or potential conflict of interest
   between the entity and HAM or its affiliates
----------------------------------------------------------------- -------- -------- ----------------------------------------
----------------------------------------------------------------- ----------------- -------------------- -------------------
10. For PUBLIC COMPANIES attach the most recent "10-K",           [  ] 10-K       [  ] Ann. Rpt Attached [  ]Prospectus
    "10-Q", Latest ANNUAL Report, "8-K's", and Prospectus              Attached                              Attached
----------------------------------------------------------------- ----------------- -------------------- -------------------
----------------------------------------------------------------- ----------------- -------------------- -------------------
    For NON-PUBLIC ENTITIES attach Audit Financial Statements     [  ] 10-Q       [  ] 8-K's Attached    [  ] Fin. Stmts.
                                                                      Attached                                Attached
----------------------------------------------------------------- ----------------- -------------------- -------------------
----------------------------------------------------------------- -------- -------- ----------------------------------------
11. Does the entity or any principal have an account or other     [  ] No  [  ]Yes  IF YES, SPECIFY ACCOUNT NO.
    business relationship with HAM or its affiliates?                               OR DESCRIBE RELATIONSHIP
----------------------------------------------------------------- -------- -------- ----------------------------------------
----------------------------------------------------------------------------------------------------------------------------
12. Additional Remarks
----------------------------------------------------------------------------------------------------------------------------
----------------------------------------------------------------------------------------------------------------------------
EMPLOYEE REPRESENTATIONS:
----------------------------------------------------------------------------------------------------------------------------

o I will not solicit others within the Firm or clients of the Firm to participate in, contribute to, or otherwise support the activities of the outside entity.
o I will inform my supervisor of any material change in the nature of my affiliation with this outside entity or in the nature of the entity's activities.
o I will inform my supervisor and the Compliance Department of any potential conflicts of interest between my outside affiliation and my position within the Firm.

------------------------------ ----------------------------- ----------------------- ---------------------------- -------------
EMPLOYEE SIGNATURE             Employee's Signature                                                               Date
------------------------------ ----------------------------- ----------------------- ---------------------------- -------------
------------------------------ ----------------------------- ----------------------- ---------------------------- -------------
SUPERVISOR APPROVAL            PRINT Name of Supervisor      Title of Supervisor     Signature of Supervisor      Date

------------------------------ ------------------------------------- --------------- ---------------------------- -------------
CHIEF COMPLIANCE OFFICER       PRINT Name of CCO                     Signature of                                 Date
                                                                     CCO
------------------------------ ------------------------------------- --------------- ---------------------------- -------------
COMPLIANCE DEPARTMENT REVIEW   Print Name                            Signature                                    Date

------------------------------ ------------------------------------- --------------- ---------------------------- -------------

                                   APPENDIX 8

            INITIAL PUBLIC OFFERING/ LIMITED OFFERING CLEARANCE FORM


The Eagle Asset Management, Inc., Eagle Mutual Funds, Eagle Fund Services, Inc. and Eagle Fund Distributors, Inc. Code of Ethics prohibits any acquisition of securities in an initial public offering (other than shares of open-end investment companies) and private placement by any Access Person or Investment Personnel. In cases of exceptional circumstances, however, investments in such securities may be permitted and recorded using this clearance form.


Name of Access Person:                               __________________________

Date of Request:                                     __________________________

Name of IPO/Private Placement:                       __________________________

Date of Offering:                                    __________________________

Number of Shares/Interests                           __________________________

Price:                                               __________________________

Name of Broker/Dealer/Bank                           __________________________


I have cleared the IPO/Private Placement transaction described above and the reasons supporting the decision to approve the above transaction are as follows:


                                                 -------------------------
                                                 Name of Compliance Officer

                                                 --------------------------
                                                 Signature of Compliance Officer

                                                 --------------------------
                                                 Date

                                   Appendix 9


EAGLE ASSET MANAGEMENT, INC.

              STATEMENT OF GENERAL POLICY REGARDING IPO ALLOCATIONS

o Portfolio managers and traders should not take any improper action in order to obtain greater access to IPOs.

o Portfolio managers and traders should not engage in excessive trading or increase portfolio turnover in order to obtain larger IPO allocations by generating more commission business for brokers that provide access to IPOs.

o Portfolio managers and traders should not purchase or commit to purchase from certain brokers additional shares of an IPO in the immediate after-market trading in order to obtain larger IPO allocations, i.e., portfolio managers and traders should not explicitly or implicitly engage in a QUID PRO QUO between the initial IPO allocation and the subsequent after-market purchases by Eagle. (However, absent such an explicit or implicit QUID PRO QUO, portfolio managers and traders properly can determine to fill an unfilled IPO order with purchases in the secondary market from the same broker from whom they acquired the IPO shares.)

o Portfolio managers and traders should not pay commissions to certain brokers in excess of customary and reasonable commissions in order to obtain larger IPO allocations. (However, subject to best execution standards and appropriate disclosures in Eagle's Form ADV registration statement and any applicable mutual fund registration statements, portfolio managers and traders may consider access to IPOs as one factor, among others, in selecting broker-dealers with whom they trade.)

o Portfolio managers and traders should not make IPO allocation decisions regarding client accounts based upon subsequent market movements or based upon any factors or guidelines not articulated in Eagle's compliance policies and applicable disclosures.

o Allocations should be fair and equitable to all clients to the extent practicable.

o    Allocations  should  comply with  information  disclosed  to clients in, as
     applicable,   the  advisory   contracts,   Eagles'  Form  ADV  registration
     statement, and any applicable mutual fund registration statement.

o Allocations should be pro rata to applicable groups of clients where feasible. If not pro rata, allocations should comply with applicable policies and procedures and should be consistent with information disclosed to clients.

o Allocations should not continually favor particular accounts unless such practice has been disclosed to clients.

o Hot IPOs generally should not be allocated to accounts where Eagle, its principals or its affiliates maintain an ownership interest.


(1) Rule 17j-1 under the Investment Company Act of 1940, and Rule 204A-1 under the Investment Advisers Act of 1940.

(1) All securities sold must have been held for at least 60 calendar days.

(2) For purposes of the Code of Ethics, a large cap exemption applies to transactions involving purchases of shares of stock of an issuer that is listed on a U.S. stock exchange or NASDAQ and whose issuer has a market capitalization (outstanding shares multiplied by current price) of more than $10 billion.
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